UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 15, 2023, TechTarget, Inc. (the “Company”) entered into individual, privately negotiated purchase agreements (the “Purchase Agreements”) with a limited number of holders of its outstanding 0.125% Convertible Senior Notes due 2025 (the “Notes”) pursuant to which the Company will purchase $48.3 million in aggregate principal amount of the Notes (the “Repurchased Notes”) for an estimated aggregate cash purchase price of approximately $42.3 million, which amount includes accrued and unpaid interest. The final aggregate cash repurchase price will be determined in part based on the sum of (i) the August 11, 2023 closing stock price of $30.54 per share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) an amount (which may be positive or negative) based in part on the average daily volume-weighted average price per share of the Company’s Common Stock during the four trading day period commencing on August 16, 2023. The actual amount of cash paid for the Repurchased Notes could vary from the estimated aggregate repurchase price depending on changes in the trading price of the Company’s Common Stock during the measurement period.

The repurchase transactions are expected to close on August 23, 2023, subject to the satisfaction of customary closing conditions. Immediately following the closing, approximately $3.0 million aggregate principal amount of the Notes will remain outstanding.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. All statements contained in this Current Report, including statements regarding the amount of the Notes to be repurchased, the amount of the Notes to remain outstanding following completion of the repurchase transactions, the ability to complete the repurchase transactions on the timeline described herein or at all, and the aggregate cash purchase prices for the repurchase transactions are forward-looking statements. The words “will,” “plans,” “estimates,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including changes in the price of the Company’s Common Stock, changes in the convertible note or other capital markets, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and Quarterly Report on Form 10-Q filed with the SEC on August 8, 2023. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8-K may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	August 15, 2023	By:	/s/ Daniel T. Noreck
Daniel T. Noreck Chief Financial Officer and Treasurer